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                                                                EXHIBIT 21


                      SIGNIFICANT SUBSIDIARIES OF GENZYME


                                                       JURISDICTION OF
NAME                    DIRECT PARENT           OWNERSHIP       INCORPORATION
----                    -------------           ---------       -------------
Allston Landing         Genzyme Corporation       100%          Massachusetts
Corporation

Allston Landing         Genzyme Corporation       100%          Massachusetts
Corporation II

Deknatel Snowden        Genzyme Corporation       100%          Delaware
Pencer, Inc.

Genzyme B.V.            Genzyme Corporation       100%          Netherlands

Genzyme GmbH            Genzyme B.V.              100%          Germany

Genzyme Finance S.A.    Genzyme B.V.              100%          France

Genzyme Japan K.K.      Genzyme Corporation       100%          Japan

Genzyme Limited         Genzyme Corporation       100%          U.K.

Genzyme Limited         Genzyme Corporation       100%          Israel

Genzyme Securities      Genzyme Corporation       100%          Massachusetts
Corporation

Genzyme Transgenics     Genzyme Corporation        43%          Massachusetts
Corporation

Genzyme Virotech GmbH   Genzyme Corporation       100%          Germany

Medix Biotech, Inc.     Genzyme Corporation       100%          California

Sygena A.G.             Genzyme Corporation       100%          Switzerland